Exhibit 10.13

April 30, 2024

OTSAW Digital Pte Ltd

10 Tampines North Drive 4

#01-03 Singapore 528553

Attn.:

Ling Ting Ming

CEO

Dear Ling:

In response to the Company’s inquiry with respect to seeking financial advisory services from CMD Global Partners, LLC this engagement letter (this “Agreement”) confirms the understanding and agreement between CMD Global, LLC (“CMD”) and OTSAW Digital Pte Ltd (together with its subsidiaries, the “Company”) that CMD will act as the Company’s financial advisor for the purposes, and on the terms and conditions, set forth herein.

CMD will provide financial advisory services to the Company in connection with its efforts to raise capital, from one or a limited number of investors or other financing sources (each, a “Potential Investor”), through the issuance by the Company or one of its affiliates, in a private placement, of equity (including equity-linked) and/or debt securities, or through one or more loans or other financing arrangements, in each case in one or a series of transactions, regardless of the form or structure thereof (a “Capital Raise” or “Transaction”).

In connection with CMD’s engagement hereunder, the Company agrees to pay CMD the following fees in cash at closing as set forth below:

1.	Capital Raise Fee: Upon the first closing of any part of the Capital Raise and upon each subsequent closing, if any, the Company shall pay to CMD a cash fee (each, a “Capital Raise Fee”) equal to 7.80% of the aggregate amount of any financing irrevocably committed at or in connection with such closing, whether or not drawn down (the “Gross Proceeds”).

The Company will also reimburse CMD, upon request made from time to time, and upon consummation of the Transaction or upon termination of this Agreement, for its reasonable expenses (including, without limitation, expenses relating to research, third party data fees and legal fees, expenses, and disbursements) incurred in connection with its engagement (“Engagement Expenses”). The Engagement Expenses for which CMD seeks reimbursement pursuant to this paragraph (other than the fees and expenses of CMD’s counsel) shall not exceed USD$150,000 in aggregate (the “Expense Cap”), which shall be the maximum amount payable hereunder except with the prior consent of the Company (which consent shall not be unreasonably withheld); provided that the Company agrees to negotiate with CMD, in good faith, an increase in the Expense Cap at such time as the Engagement Expenses exceed 75% of the Expense Cap; and provided, further, that, except if this Agreement contemplates the potential delivery by CMD of an Opinion (of such which engagement for an Opinion would be subject to mutual agreement between the Company, Board or special committee, on one hand and the Firm on the other hand, with such fees and terms to be determined based on market and Firm precedent and documented in a separate engagement), CMD shall not seek reimbursement of Engagement Expenses related to the retention of its own legal counsel unless CMD shall have received the prior consent of the Company for such retention (which consent shall not be unreasonably withheld). The Company instructs CMD to send any invoice related to expenses to Morné Grundlingh at the address above or at morne.grundlingh@otsaw.com.sg. Nothing in this paragraph shall in any way affect or limit the obligations of the Company as set forth on Schedule I attached hereto.

Ling Ting Ming
OTSAW Digital Pte Ltd
April 30, 2024

All fees, expenses and any other amounts payable to CMD or any other Indemnified Person under the terms of this Agreement and the Indemnification Agreement shall be paid free and clear of any withholding, deduction or charge for withholding taxes or deductions, goods and services tax, value added tax or other applicable or similar taxes. If the Company is required to apply any deduction, withholding or charge with respect to such fees, expenses or other amounts on account of any tax of any nature, then the Company will pay such additional amount to CMD or any other Indemnified Person as will be required to ensure that the net amount received by CMD or such other Indemnified Person is equal to the fees, expenses or other amounts it would have received in the absence of such deduction, withholding or charge.

The Company will provide or cause to be provided (and will use reasonable efforts to cause other potential parties to a Transaction to provide or cause to be provided) to CMD (i) such access to management and other representatives of the Company (or such potential party) as CMD may reasonably request, and (ii) all information and data that CMD reasonably deems appropriate, in each case in connection with its services, and will not omit or withhold any material information. The Company recognizes and consents to the fact that (a) in connection with its engagement, CMD will rely upon and assume the accuracy and completeness of all information provided to, discussed with or reviewed by CMD (including, without limitation, publicly available information), and (b) CMD has no duty to verify any such information and shall not assume responsibility or have any liability therefor, and may rely without independent verification upon, the accuracy and completeness of any such information. CMD will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of the Company or any other party or any of their respective affiliates or to advise or opine on any related solvency or viability issues. With respect to any financial forecasts or projections made available to CMD by the Company or any potential party to a Transaction and used by CMD in its analyses, CMD shall be entitled to assume that such forecasts or projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company or the management of any potential party to the Transaction, as the case may be, and the Company represents and warrants that any financial forecasts or projections made available to CMD by the Company have been so prepared.

The Company represents and warrants to CMD that any information furnished to CMD by the Company in connection with the services provided by CMD pursuant to this Agreement, as of the date so furnished, was and will be true and correct in all material respects, and any such information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company will promptly notify CMD of any material change or development in the business or financial condition of the Company of which it becomes aware and will amend or supplement any of the information previously provided to CMD so that such information will not be misleading in any material respect or omit to state any material fact that is required to be stated or that is necessary in order to make any such information not misleading.

Ling Ting Ming
OTSAW Digital Pte Ltd
April 30, 2024

The Company represents and warrants that (i) any information made available by the Company, or by CMD with the consent of the Company, to any Potential Investor in connection with the Capital Raise (other than the information covered by clause (ii) of this paragraph), taken as a whole, will be correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) any projections provided by the Company, or by CMD with the consent of the Company, to any Potential Investor in connection with the Capital Raise will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable (the information and projections referred to in clauses (i) and (ii), and any other oral or written information provided by the Company, or by CMD with the consent of the Company, to any Potential Investor in due diligence, marketing or otherwise in connection with the Capital Raise, are hereinafter referred to as “Offering Materials”). The Company shall extend to each Potential Investor the opportunity, prior to such Potential Investor’s participation in the Capital Raise, to ask questions of, and receive answers from, the Company concerning the Company and the terms and conditions of the Capital Raise, and to obtain any information that such Potential Investor may consider necessary in making an informed decision with respect to the Capital Raise or to verify the accuracy of the information contained in any Offering Materials provided to such Potential Investor in connection therewith. The Company shall be solely responsible for the contents of any Offering Materials made available to any Potential Investor by the Company or by CMD with the consent of the Company.

CMD agrees that it will comply with all applicable securities laws and regulations, including but not limited to those related to private placement transactions, in connection with any Transaction, and that it has all required licenses to carry out its activities hereunder. The Company agrees that it will comply with all applicable securities laws and regulations, including but not limited to those related to private placement transactions, in connection with any Transaction.

The Company agrees that any information or advice rendered by CMD in connection with this engagement is for the confidential use of the Board of Directors of the Company, solely in their capacity as such, in their evaluation of a Transaction and may not be used or relied upon by any other person or for any other purpose without CMD’s prior consent. The Company will not disclose or otherwise refer to such information or advice, the terms of this Agreement, or to CMD, in any manner without CMD’s prior written consent.

Notwithstanding anything herein to the contrary, CMD and the Company agree that the Company (and its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of any Transaction and all materials (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, except as confidentiality is reasonably necessary to comply with securities laws. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of any transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

Ling Ting Ming
OTSAW Digital Pte Ltd
April 30, 2024

This agreement may be terminated by the Company or CMD at any time upon written notice to that effect to the other party, it being understood that the provisions of each of the paragraphs in this Agreement shall survive the termination of this Agreement by the Company of CMD for 18 months. Also, in the event that at any time during the 18 months following termination of this Agreement by either the Company or CMD, the Company consummates a Transaction or enters into an agreement that subsequently results in a Transaction, in each case with a Potential Investor, the Company shall pay CMD the Capital Raise Fee as set forth above. In addition, the Indemnification Agreement shall survive termination of this Agreement by either the Company or CMD.

During the period of CMD’s engagement hereunder and for a period of two years thereafter, CMD shall have the exclusive right, but not the obligation, to act as a financial advisor to the Company in the event of any significant potential acquisition, disposition or other extraordinary corporate transaction (other than the Transaction) involving the Company or any of its assets, securities or businesses, whether by way of purchase or sale of securities or assets, merger, consolidation, reorganization or otherwise, in each case on terms and conditions (including receipt of internal committee approvals) customary for CMD for similar transactions, which terms and conditions will be embodied in one or more separate written agreements.

Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity (including security holders, employees or creditors of the Company) other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth in the Indemnification Agreement, the Indemnified Persons (as defined in the Indemnification Agreement), any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by CMD hereunder. The Company acknowledges that CMD is acting hereunder as an independent contractor with duties solely to the Company that CMD is not acting as an agent of the Company or its security holders, employees or creditors or in a fiduciary capacity with respect to the Company or its security holders, employees or creditors and that CMD is not assuming any duties or obligations other than those expressly set forth in this Agreement. Nothing contained herein shall be construed as creating, or be deemed to create any agency, joint venture, or partnership.

The Company agrees that it shall be solely responsible for any decision made regarding a Transaction regardless of the advice provided by CMD with respect to the Transaction. The Company acknowledges that the Company’s appointment of CMD pursuant to this Agreement is not intended, and that CMD is not in a position, to achieve or guarantee the closing of the Transaction or the Company’s achievement of the strategic or financial goals underlying the Transaction. CMD does not provide legal, regulatory, tax, accounting or audit advice, and CMD’s role in any due diligence will be limited to performing such review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. The Company acknowledges that this Agreement does not constitute an express or implied commitment on the part of CMD to provide any financing to the Company in connection with the Capital Raise or otherwise, or act as a placement agent in connection with a private placement of securities.

Ling Ting Ming
OTSAW Digital Pte Ltd
April 30, 2024

This Agreement (including the Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, it shall be interpreted to the fullest extent enforceable consistent with its intent, and such determination will not affect such provision in any other respect, which will remain in full force and effect. This Agreement may not be amended or modified except in writing signed by each of the parties.

The Company acknowledges that CMD, in the ordinary course, may have received information and may receive information from third parties which could be relevant to this engagement but is nevertheless subject to a contractual, equitable or statutory obligation of confidentiality, and that CMD is under no obligation hereby to disclose any such information, the fact that CMD is in possession of such information, or include such information in its analysis or advice provided to the Company. In addition, CMD or one or more of its affiliates may in the past have had, and may currently or in the future have, investment banking, investment management, financial advisory or other relationships with the Company and its officers, directors and affiliates, potential parties to a Transaction and their officers, directors and affiliates or persons that are competitors, customers or suppliers of (or have other relationships with) the Company or its affiliates or potential parties to a Transaction or their affiliates, and from which conflicting interests or duties may arise. Nothing contained herein shall limit or preclude CMD or any of its affiliates from carrying on (i) any business with or from providing any financial or non-financial services to any party whatsoever, including, without limitation, any competitor, supplier or customer of the Company, or any other party which may have interests different from or adverse to the Company or (ii) its business as currently conducted or as such business may be conducted in the future. CMD agrees that it is not currently aware of a relationship that would adversely impact its ability to provide advisory services hereunder and, during the term of this Agreement, and subject to its confidentiality obligations, CMD will promptly notify the Company if, in its sole discretion, CMD reasonably believes it has a conflict of interest that would adversely impact its ability to provide services hereunder. Upon request, CMD will deliver to the Company, as reasonably determined appropriate by CMD, certain disclosures, in accordance with its customary practice, concerning its relationships with the Company and other parties that are the subject of the Transaction that could pose a potential conflict.

CMD may, in the performance of its services hereunder, delegate the performance of all or certain services as it may select to any of its affiliated entities; provided that no such delegation by CMD shall in any respect affect the terms hereof

Ling Ting Ming
OTSAW Digital Pte Ltd
April 30, 2024

The Company agrees to provide and procure all corporate, financial, identification and other information regarding the Company and its control persons and/or beneficial owners, as CMD may require, in order to satisfy its obligations as a U.S. financial institution under the USA PATRIOT Act and Financial Crimes Enforcement Network regulations.

For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, each of which shall be an original instrument and all of which taken together shall constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by facsimile transmission or other electronic or digital transmission shall constitute valid sufficient delivery thereof.

This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York). All disputes arising out of, relating to, or in connection with this agreement shall be finally settled in arbitration under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator, unless the claim amount exceeds USD $5,000,000, in which case the dispute shall be heard by a panel of three arbitrators, appointed in accordance with said Rules. The Emergency Arbitrator Provisions shall not apply. The place of arbitration shall be the City, County, and State of New York, United States of America. The language of the arbitration shall be English. Except as may be required by law or for the enforcement of an award, neither a party nor its representatives may disclose the content or results of any arbitration hereunder without the prior written consent of both parties or a written order issued by the arbitral tribunal.

Each party has all legally necessary power and authority to enter into this Agreement. All legally necessary action has been taken by each party for the authorization, execution, delivery of, and the performance of its respective obligations under, this Agreement, and each signatory below is duly authorized to sign this Agreement on behalf of the party it represents.

[Signature page follows]

Ling Ting Ming
OTSAW Digital Pte Ltd
April 30, 2024

If the foregoing correctly sets forth the understanding and agreement between CMD and the Company, please so indicate in the space provided below, whereupon this letter shall constitute a binding agreement as of the date hereof.

Very truly yours,

CMD Global Partners, LLC

By:	/s/ Alexandre Chenesseau
Alexandre Chenesseau
Managing Director

Agreed to and Accepted as of the Date
First Written Above:

OTSAW Digital Pte Ltd

By:	/s/ Ling Ting Ming
Ling Ting Ming
CEO

Schedule I

Indemnification Agreement

As a material part of the consideration for the Agreement of CMD to furnish its services under the Agreement, the Company agrees to indemnify and hold harmless the CMD and its affiliates, and their respective past, present, and future directors, members, managers, officers, shareholders, employees, agents, and controlling persons within the meaning of either Section 15 of the Securities Act of 1933, as amended (15 USC §77o), or Section 20 of the Securities Exchange Act of 1934, as amended (15 USC §78t) (collectively, the “Indemnified Parties”), to the fullest extent lawful, from and against any and all losses, claims, damages, or liabilities (or actions in respect thereof), including, but not limited to, any claims, liabilities or actions for aiding and abetting, joint or several, arising out of or related to the Agreement, any actions taken or omitted to be taken by an Indemnified Party in connection with the Agreement, or any Transaction (or proposed Transaction) contemplated thereby. In addition, the Company agrees to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in respect thereof at the time such expenses are incurred; provided, however, that the Company shall not be liable under the foregoing indemnity and reimbursement agreement for any loss, claim, damage, or liability that is finally judicially determined to have resulted solely from the willful misconduct or gross negligence of any Indemnified Party.

The Indemnified Parties will give prompt written notice to the Company of any claim for which they seek indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability that it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission. The Company shall have the right to assume the defense of any action for which the Indemnified Parties seek indemnification hereunder, subject to the following provisions, with counsel reasonably satisfactory to the Indemnified Parties. After notice from the Company to the Indemnified Parties of its election to assume the defense thereof, and so long as the Company performs its obligations in accordance with such election, the Company will not be liable to the Indemnified Parties for any legal or other expenses subsequently incurred by the Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof at their own expense.

If for any reason the foregoing indemnification is unavailable to any Indemnified Party or is insufficient to hold it harmless, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and the Firm, on the other hand, in connection with the actual or potential Transaction and the services rendered by the Firm. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or otherwise, then the Company shall contribute to such amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and the Firm, on the other hand, in connection therewith, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the aggregate contribution of all Indemnified Parties to any such losses, claims, damages, liabilities, and expenses shall not exceed the amount of fees actually received by the Firm under the Agreement.

Indemnification Agreement

1

The Company shall not affect any settlement or release from liability in connection with any matter for which an Indemnified Party would be entitled to indemnification from the Company, unless such settlement or release contains a release of the Indemnified Parties reasonably satisfactory in form and substance to the Firm and does not include any admission of fault on the part of any Indemnified Person. The Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such party in the settlement or compromise of any claim or action without the Company’s prior written consent.

The Company further agrees that neither the Firm nor any other Indemnified Party shall have any liability, regardless of the legal theory advanced, to the Company or any other person or entity (including the Company’s equity holders and creditors) related to or arising out of the Firm’s engagement, except for any liability for losses, claims, damages, liabilities, or expenses incurred by the Company that are finally judicially determined to have resulted solely from the willful misconduct or gross negligence of any Indemnified Party.

Each Indemnified Person shall make reasonable efforts to mitigate its losses and liabilities. The indemnity, reimbursement, contribution, and other obligations and agreements of the Company set forth herein shall apply to any modifications of the Agreement, shall be in addition to any liability that the Company may otherwise have, and shall be binding on and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company and each Indemnifying Party. The foregoing provisions shall survive the consummation of any Transaction and any termination of the relationship established by the Agreement by either the Company or CMD.

Before entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution, or liquidation of all or a portion of its assets in one or a series of transactions or any recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will notify the Firm and, if requested by the Firm, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein on terms and conditions satisfactory to the Firm.

To the extent that officers, managers, employees or representatives of the Firm appear as witnesses, are deposed, or otherwise are involved in or assist with any action, hearing, or proceeding related to or arising from any transaction or proposed transaction contemplated by this Agreement or the Firm’s engagement hereunder, or in a situation where such appearance, involvement, or assistance results from the Firm’s engagement hereunder, the Company will pay the Firm, in addition to the fees set forth above, the Firm’s reasonable and customary per diem charges. In addition, if any Indemnified Person appears as a witness, is deposed, or otherwise is involved in any action relating to or arising from any transaction or proposed transaction contemplated by this Agreement or the Firm’s engagement hereunder, or in a situation where such appearance, involvement, or assistance results from the Firm’s engagement hereunder, the Company will reimburse such Indemnified Person for all reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by it by reason of it or any of its personnel being involved in any such action.

[signature page follows]

Indemnification Agreement

2

The parties are signing this agreement as of the date first above written.

CMD Global Partners, LLC		OTSAW Digital Pte Ltd

By:	/s/ Alexandre Chenesseau	By:	/s/ Ling Ting Ming
Name:	Alexandre Chenesseau	Name:	Ling Ting Ming
Title:	Managing Director	Title:	CEO
123 N. Wacker Drive
Chicago, IL 60606

Indemnification Agreement

3

December 12, 2024

OTSAW Limited

10 Tampines North Drive 4, #01-03

Singapore 528553

Attn:

Mr. Ling Ting Ming,
Chief Executive Officer

Dear Ling:

This letter agreement (“First Addendum”) is in reference to the engagement letter dated April 30, 2024, between CMD Global Partners, LLC (“CMD” or the “Firm”) and OTSAW Digital Pte Ltd (“OTSAW” or the “Company”) (the “CMD Agreement”).

The Firm and the Company hereby mutually accept the following amendments or modifications to the CMD Agreement as set forth herein. The original CMD Agreement and this First Addendum constitute the entire agreement between the Firm and the Company with respect to the subject matter thereof. All terms used herein with their initial letter capitalized shall have the meaning ascribed to such terms in the CMD Agreement, unless specifically identified in this Second Addendum. Except as specifically amended or modified herein, all other terms and provisions of the CMD Agreement shall remain in full force and effect.

1)	Pre-IPO Advisor Success Fees: The CMD Agreement shall include the additional paragraphs below:

a)	In the event CMD did not introduce certain investors in a Capital Raise pursuant to the CMD Agreement, but has made a contribution that is deemed material and substantive to such Capital Raise, the Company shall pay to CMD a discounted cash fee (each, a “Discounted Capital Raise Fee”) equal to 3.5% of the aggregate amount of any financing irrevocably committed at or in connection with such closing, whether or not drawn down (the “Gross Proceeds”).

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Firm the duplicate copy of this agreement enclosed herewith. We are delighted to work with you on this important assignment.

Sincerely,

CMD Global Partners, LLC

By	/s/ M. Alexandre Chenesseau
M. Alexandre Chenesseau
Managing Director

Agreed to and accepted as of the date
first written above:

OTSAW Limited

By	/s/ Ling Ting Ming
Ling Ting Ming
Chief Executive Officer

December 12, 2024

OTSAW Limited

10 Tampines North Drive 4, #01-03

Singapore 528553

Attn:

Mr. Ling Ting Ming,

Chief Executive Officer

Dear Ling:

This letter agreement (“Second Addendum”) is in reference to the engagement letter dated April 30, 2024 and the First Addendum dated December 12, 2024, between CMD Global Partners, LLC (“CMD” or the “Firm”) and OTSAW Digital Pte Ltd (“OTSAW” or the “Company”) (the “CMD Agreement”).

The Firm and the Company hereby mutually accept the following amendments or modifications to the CMD Agreement as set forth herein. The original CMD Agreement, the First Addendum and this Second Addendum constitute the entire agreement between the Firm and the Company with respect to the subject matter thereof. All terms used herein with their initial letter capitalized shall have the meaning ascribed to such terms in the CMD Agreement, unless specifically identified in this Second Addendum. Except as specifically amended or modified herein, all other terms and provisions of the CMD Agreement shall remain in full force and effect.

1)	IPO Advisor Assignment: The CMD Agreement shall include the additional subsection below:

-	The Company recognizes that CMD will be acting as an IPO Adviser in the context of its engagement with Aegis or any other underwriter it selects for its proposed Initial Public Offering (the “Offering”) of its Ordinary Shares (the “Securities”), but CMD will solely act in an advisory capacity and not participate in any underwriting activities at the time of the Offering. CMD will assist the Company, Aegis and its advisors as needed in the preparation of the Offering and the identification of potential investors.

2)	IPO Advisor Reference in Public Filings: The CMD Agreement shall include the additional subsection below:

-	CMD may, at its discretion, be referenced as an IPO advisor in the Offering prospectus and other relevant public filings with respect to the IPO, provided that its contributions to the Offering process are material and substantive. Such contributions may include strategic advisory services, identification of potential investors, introductions to underwriters, or other significant support deemed essential to the preparation and execution of the Offering. Any such reference shall be subject to the prior written approval of the Company to ensure accuracy and compliance with regulatory requirements.

3)	IPO Offering: The CMD Agreement shall include the additional subsection below:

-	The actual size of the Offering, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and Aegis. In connection with the entry into the Underwriting Agreement, the Company (i) will meet with Aegis and its representatives to discuss such due diligence matters and to provide such documents as Aegis may require; (ii) retain the ultimate authority to approve and file documents with the SEC, provided that all regulatory requirements are met. CMD and Aegis will act in an advisory capacity to support this process.; (iii) will deliver to Aegis and the investors in the Offering such legal and accounting opinions and letters (including, without limitation, accounting comfort letters, legal opinions, negative assurance letters, good standing certificates and officers’ and secretary certificates) as Aegis may require, all in form and substance acceptable to Aegis and (iv) will ensure that Aegis is a third party beneficiary of all representations, warranties, covenants, closing conditions and deliverables in connection with the Offering.

4)	IPO Advisor Compensation: The CMD Agreement shall include the additional paragraphs below:

a)	Immediately upon closing of the Offering, the Company will compensate CMD with:

i.	a Success Fee equivalent to the greater of a) 1.5% of the total gross proceeds raised by the Company during the Offering, and b) US$500,000, for its contributions to the Company in the last 3 years, such as identification of Aegis as exclusive underwriter, introduction to a board member candidate, introductions to potential investors and business partners, etc., plus

ii.	an additional incentive fee of $250,000

b)	Additionally, no later than 12 months following the closing of the Offering, the Company will pay a second Success Fee equivalent to the greater of a) 1.5% of the total gross proceeds raised by the Company since the Offering but excluding the Offering itself (“Follow-on Proceeds”), and b) US$500,000.

c)	Finally, at its sole discretion, the Company is entitled to pay CMD an incentive fee of up to US$250,000 at any point within six (6) months following the closing of the Offering, if it is satisfied with its post-IPO performance and CMD’s contributions.

-	For the avoidance of any doubt, the aforementioned IPO Advisor Compensation does not include or impact success fees with respect to investor identification due according to the pre-existing CMD Agreement, either pre-IPO or at the Offering. All aforementioned fees shall be paid free and clear of any withholding, deduction or charge for withholding taxes or deductions, goods and services tax, value added tax or other applicable or similar taxes.

5)	Expenses: The CMD Agreement shall include the additional subsection below:

-	The Company will reimburse CMD Global for customary and reasonable expenses incurred in connection with its engagement. Such expenses may include legal fees and disbursements necessary for its assistance in the preparation of the Offering. Any single expense higher than $5,000, other than potential international business class flights to Europe or Asia with respect to the preparation of the Offering, will require pre- approval from the Company. Such expenses may include legal fees and disbursements necessary for its assistance in the preparation of the Offering and that all regulatory requirements with respect to CMD Global’s role as an IPO Advisor are met.

6)	Right of First Refusal: The CMD Agreement shall include the additional subsection below:

-	During the period of CMD’s engagement hereunder and for a period of two years (2) after the signing of this Second Addendum, CMD shall have the exclusive right, but not the obligation, to act as investment banker to the Company in the event of any significant potential acquisition, disposition or other extraordinary corporate transaction involving the Company or any of its assets, securities or businesses, whether by way of purchase or sale of securities or assets, merger, consolidation, reorganization or otherwise, in each case on terms and conditions (including receipt of internal committee approvals) customary for CMD for similar transactions, which terms and conditions will be embodied in one or more separate written agreements, and provided that CMD’s contributions to the transaction are material and substantive Either party may terminate the ROFR by mutual agreement only, and all engagements will be governed by separate written agreements.

-	If, during the period of the Firm’s engagement and this Second Addendum herein, or within eighteen (18) months thereafter (the “Tail Period”), the Company enters into an agreement regarding the sale of a majority of its outstanding shares to a counterparty (the “Acquirer”) (“Significant Transaction”) not covered through the Capital Raise Fee within the CMD Agreement, the Company agrees to pay the Firm one or more fees in cash upon consummation of such Significant Transaction equal to 3.80% of the total Aggregate Value (as hereunder defined) in an amount equal to:

i.	The aggregate value of all consideration (whether in cash, securities, assumed indebtedness, or otherwise) paid or payable, directly or indirectly, to the Company, its shareholders, optionholders, warrantholders, and debtholders in connection with the Transaction

ii.	The amount of all interest-bearing indebtedness, capital lease obligations, and preferred stock obligations of the Company that are not assumed by the acquirer and remain outstanding as of the closing of the Transaction

iii.	The amount of all Transaction-related fees, costs, and expenses that are paid by the acquirer on behalf of the Company or its shareholders

iv.	All cash and cash equivalents on the Company’s balance sheet as of the closing of the Transaction

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Firm the duplicate copy of this agreement enclosed herewith. We are delighted to work with you on this important assignment.

Sincerely,

CMD Global Partners, LLC

By	/s/ M. Alexandre Chenesseau
M. Alexandre Chenesseau
Managing Director

Agreed to and accepted as of the date
first written above:

OTSAW Limited

By	/s/ Ling Ting Ming
Ling Ting Ming
Chief Executive Officer

December 20, 2024

OTSAW Limited

10 Tampines North Drive 4, #01-03

Singapore 528553

Attn:

Mr. Ling Ting Ming, Chief Executive Officer

Dear Ling:

This letter agreement (“Third Addendum”) is in reference to the engagement letter dated April 30, 2024, the First Addendum dated December 12, 2024, and the Second Addendum dated December 12, 2024, between CMD Global Partners, LLC (“CMD” or the “Firm”) and OTSAW Digital Pte Ltd (“OTSAW” or the “Company”) (the “CMD Agreement”).

The Firm and the Company hereby mutually accept the following amendments or modifications to the CMD Agreement as set forth herein. The original CMD Agreement, the First Addendum, the Second Addendum and this Third Addendum (collectively, the “CMD Agreement”) constitute the entire agreement between the Firm and the Company with respect to the subject matter thereof. All terms used herein with their initial letter capitalized shall have the meaning ascribed to such terms in the CMD Agreement, unless specifically identified in this Third Addendum. Except as specifically amended or modified herein, all other terms and provisions of the CMD Agreement shall remain in full force and effect.

1)	IPO Advisor Compensation: Section 4 a), b) and c) of the Second Addendum shall be replaced by the following amendment below:

a)	Immediately upon closing of the Offering, the Company will compensate CMD with a Success Fee equivalent to $75,000 immediately following the Offering for its contributions to the Company in the last 3 years, such as identification of Aegis as exclusive underwriter, its support in the IPO preparation process, the introduction to board member candidates, introductions to potential investors and business partners, and other ad-hoc advisory services CMD has provided to OTSAW, etc., plus

2)	Expenses: Section 5 of the Second Addendum shall be replaced by the following amendment below:

-	The Company will reimburse CMD Global for customary and reasonable expenses incurred in connection with its engagement up to $8,000. Such expenses may include legal fees and disbursements necessary for its assistance in the preparation of the Offering. Any single expense higher than $5,000, other than potential international business class flights to Europe or Asia with respect to the preparation of the Offering, will require pre-approval from the Company. Such expenses may include legal fees and disbursements necessary for its assistance in the preparation of the Offering and that all regulatory requirements with respect to CMD’s role as an IPO Advisor are met.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Firm the duplicate copy of this agreement enclosed herewith. We are delighted to work with you on this important assignment.

Sincerely,

CMD Global Partners, LLC

By	/s/ M. Alexandre Chenesseau
M. Alexandre Chenesseau
Managing Director

Agreed to and accepted as of the date
first written above:

OTSAW Limited

By	/s/ Ling Ting Ming
Ling Ting Ming
Chief Executive Officer